Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2011

CHINA GROWTH EQUITY INVESTMENT LTD.
 (Name of Registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

A12 Jianguomenwai Avenue
NCI Tower, Suite 1602
Beijing, PRC 100022
86-10-6569-3988
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

On June 2, 2011, China Growth Equity Investment Ltd. (the “Company”) consummated an initial public offering (the “Offering”) of 5,000,000 of its units (the “Units”). Each Unit consists of one share of the Company’s ordinary shares, par value $0.001 per share (“Ordinary Shares”), and one warrant (“Warrant”) to purchase one Ordinary Share at an exercise price of $12.00 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $50,000,000.

Simultaneously with the consummation of the Offering, the Company consummated the private sale of 3,966,667 warrants (the “Sponsor Warrants”), each exercisable to purchase one Ordinary Share at $12.00 per share, to the Company’s sponsors, Chum Capital Group Limited, Mr. Xuechu He and Mr. Teng Zhou (collectively, the “Sponsors”), at a price of $0.75 per Sponsor Warrant, generating gross proceeds, before expenses, of $2,975,000 (the “Private Placement”). The Sponsor Warrants are identical to the Warrants included in the Units sold in the Offering, except that the Sponsor Warrants (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and (ii) will not be redeemable by the Company, in each case so long as they are still held by the Sponsor or certain permitted transferees. Additionally, the Sponsor Warrants will not be transferable or saleable (except to certain permitted transferees) until 30 days after the completion of the Company’s initial business combination. If the Company does not complete an initial business combination within 21 months from the closing of the Offering, the $2,975,000 in gross proceeds from the sale of the Sponsor Warrants will become part of the amount payable to the Company’s public shareholders upon the Company’s dissolution and the subsequent liquidation of the trust account, and the insider warrants will expire worthless.

Approximately $50.25 million of the proceeds from the Offering and the Private Placement were placed in a trust account at Deutsche Bank Trust Company Americas, with American Stock Transfer & Trust Company, LLC acting as trustee. Except for (i) interest income that may be released to the Company to pay income taxes, and (ii) any amounts necessary to purchase up to 15% of the Ordinary Shares sold by the Company in the Offering, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Common Stock issued by the Company in the Offering if the Company is unable to consummate an initial business combination within 21 months from the closing of the Offering.

Audited financial statements as of June 2, 2011 reflecting receipt of the proceeds received by the Company in connection with the closing of the Offering and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Audited Financial Statements.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   June 8, 2011

China Growth Equity Investment Ltd.

By:	/s/Jin Shi
Jin Shi
Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Audited Financial Statements.